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                                  EXHIBIT 23.3

                        CONSENT OF COOPERS & LYBRAND LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Medaphis Corporation on Form S-8 of our report, which includes an explanatory paragraph regarding a change in the method of accounting for income taxes, dated August 10, 1994, on our audits of the financial statements of Healthcare Recoveries, Inc. as of June 30, 1994 and 1993 and for the three years in the period ended June 30, 1994. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand LLP

Louisville, Kentucky
June 27, 1996